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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 26, 2013

Dear Stockholder:

        We are pleased to invite you to attend our 2013 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 13, 2013, at 9:00 a.m. Eastern Daylight Time.

        Enclosed are the following:

  •
  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2013;

  •
  Our Annual Report on Form 10-K for 2012; and

  •
  A proxy card with a return envelope to record your vote.

        The accompanying notice of the 2013 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

        Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley
 Chairman and Chief Executive Officer

April 26, 2013

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2013 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 13, 2013 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

  1.
  Elect four Class III directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2016 Annual Meeting or until their respective successors have been elected, and two Class I directors to serve a one-year term expiring at the 2014 Annual Meeting or until their respective successors have been elected.

  2.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

  3.
  Approve, on an advisory basis, the Company's executive compensation;

  4.
  Approve, on an advisory basis, the frequency of future executive compensation advisory votes; and

  5.
  Consider and act upon any other business that is properly presented at the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the 2013 Annual Meeting is April 19, 2013. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Peter M. Macaluso Vice President and Secretary

Cranbury, New Jersey
April 26, 2013

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.
1 Cedar Brook Drive, Cranbury, New Jersey 08512
(609) 662-2000
PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 13, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Amicus Therapeutics, Inc. (sometimes referred to as "Amicus" or the "Company") is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 13, 2013 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the internet.

        We intend to mail this Proxy Statement, our 2012 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 26, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2013.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2013 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

        Only stockholders of record at the close of business on April 19, 2013 are entitled to vote at the Annual Meeting. On this record date, there were 49,631,672 shares of our common stock ("Common Stock") outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 19, 2013, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or internet to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 19, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of four Class III directors and two Class I directors;

  •
  Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

  •
  Approval, on an advisory basis, of the Company's executive compensation; and

  •
  Approval, on an advisory basis, of the frequency of future executive compensation advisory votes.

How Do I Vote?

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

        Stockholder of Record:    If your shares are registered directly in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

  •
  By telephone.  You may vote over the telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2013 to be counted.

  •
  Internet.  You may vote via the internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 12, 2013 to be counted.

        Beneficial Owner:    If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

        Each share of Common Stock that you own as of April 19, 2013, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 2. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

May I Revoke My Proxy?

        If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013;

  •
  "FOR" the approval of the compensation of our named executive officers; and

  •
  "FOR" a frequency of three years for how frequently you prefer we conduct an advisory vote of stockholders on the compensation of our named executive officers.

        If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, the Audit Committee of our Board will reconsider its selection.
Proposal 3: Approval, on an Advisory Basis, of Executive Compensation
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

Proposal 4: Approval, on an Advisory Basis, of Frequency of the Vote on Executive Compensation	The frequency receiving the highest number of votes from the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be considered the frequency preferred by the stockholders, even if that alternative does not receive the support of a majority of the shares present and entitled to vote. Abstentions will have no effect on this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "For" and "Withhold" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3 and 4. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission ("SEC") Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2013. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2014 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 28, 2013 and not later than December 28, 2013; provided, however, that in the event that the date of the 2014 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2014 Annual Meeting of Stockholders or the tenth (10th) day following the day on which we make a public announcement of the 2014 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

        The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 13, 2013 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS—DECEMBER 31, 2012

Plan category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	9,378,538	$5.99	3,477,079
Equity compensation plans not approved by security holders	—	—	—

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2013 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2013 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 49,631,672 shares of Common Stock outstanding on March 31, 2013.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with GlaxoSmithKline plc(1) 980 Great West Road Brentford Middlesex TW8 9GS England	9,815,825	19.8%
Entities affiliated with New Enterprise Associates(2) 1119 St. Paul Street Baltimore, MD 21202	5,650,340	11.4%
Entities affiliated with Palo Alto Investors(3) 470 University Avenue Palo Alto, CA 94301	5,193,170	10.4%
Entities affiliated with Frazier Healthcare Ventures(4) 601 Union Street, Suite 3200 Seattle, WA 98101	3,520,678	7.1%
Entities affiliated with FMR LLC(5) 82 Devonshire Street Boston, MA 02109	2,773,904	5.6%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(6)	1,284,954	2.5%
William D. Baird III(7)	47,395	*
David J. Lockhart, Ph.D.(8)	539,063	*
Bradley L. Campbell(9)	212,913	*
Pol F. Boudes(10)	338,905	*
Daphne Quimi(11)	57,499	*
Donald J. Hayden, Jr.(12)	70,622	*
Glenn P. Sblendorio(13)	51,933	*
Michael G. Raab(14)	40,000	*
Sol J. Barer, Ph.D.(15)	105,000	*
Margaret G. McGlynn, R.Ph.(16)	42,500	*
James N. Topper, M.D., Ph.D.(4)(17)	3,560,678	7.2%
M. James Barrett, Ph.D.(2)(18)	5,670,340	11.4%
Ted W. Love, M.D.	—	*
Robert Essner	—	*
All directors and executive officers as a group (23 persons)(19)	12,693,129	24.0%

*
Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)
Shares are held of record by Glaxo Group Limited, an affiliate of GlaxoSmithKline plc.

(2)
Consists of 4,584,311 shares held of record by New Enterprise Associates 11, Limited Partnership ("NEA 11") and 1,066,029 shares held of record by New Enterprise Associates 9, Limited Partnership ("NEA 9"). Voting and investment power over the shares held by NEA 9 is exercised by NEA Partners 9, Limited Partnership ("NEA 9 LP"), its general partner. Voting and investment power over the shares held by NEA 11 is exercised by NEA Partners 11, Limited Partnership ("NEA 11 LP), its general partner. NEA 11 GP, LLC ("NEA 11 LLC") is the sole general partner of NEA 11 LP. C. Richard Kramlich, Peter J. Barris, Charles W. Newhall, III and Mark W. Perry are individual general partners of NEA 9 LP and individual members of NEA 11 LLC. M. James Barrett, Forest Baskett, Ryan D. Drant, Krishna "Kittu" Kolluri and Scott D. Sandell are individual members of NEA 11 LLC. Each of the aforementioned indirect holders of the shares held by NEA 11 and NEA 9 disclaims beneficial ownership of such shares, except to the extent of their respective pecuniary interest therein.

(3)
Consists of 1,867,534 shares beneficially owned by Palo Alto Healthcare Master Fund, L.P., 2,657,238 shares beneficially owned by Palo Alto Healthcare Master Fund II, L.P., 451,944 shares beneficially owned by Micro Cap Partners, L.P., and 216,454 shares beneficially owned by Palo Alto SPV I, L.P. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William Leland Edwards is the controlling shareholder of Palo Alto Investors. Anthony Joonkyoo Yun, M.D. is the President of Palo Alto Investors, LLC and Palo Alto Investors. Each of Palo Alto Investors, LLC, Palo Alto Investors, Mr. Edwards and Dr. Yun disclaims beneficial ownership of the shares held by entities affiliated with Palo Alto Investors, except to the extent of any pecuniary interest therein.

(4)
Consists of 2,586,886 shares held of record by Frazier Healthcare IV, L.P., 13,128 shares held of record by Frazier Affiliates IV, L.P. and 920,664 shares held of record by Frazier Affiliates V, L.P. Dr. Topper, a member of our Board, holds the title of General Partner with Frazier Healthcare Ventures. In that capacity he shares voting and investment power for the shares held by Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P. Dr. Topper disclaims beneficial ownership of the shares held by entities affiliated with Frazier Healthcare Ventures, except to the extent of any pecuniary interest therein.

(5)
Consists of 5,349,029 shares held of record by FMR LLC.

(6)
Consists of 1,102,189 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013, 113,409 shares held directly by Mr. Crowley, 64,895 shares held by a trust f/b/o Mr. Crowley and 4,461 shares underlying a warrant.

(7)
Consists of 47,395 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(8)
Consists of 539,063 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(9)
Consists of 212,913 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(10)
Consists of 338,905 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(11)
Consists of 57,499 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(12)
Consists of 70,622 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(13)
Consists of 40,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013 and 11,933 shares held of record.

(14)
Consists of 40,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(15)
Consists of 60,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013 and 45,000 shares held of record.

(16)
Consists of 42,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(17)
Consists of 40,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(18)
Consists of 20,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013.

(19)
Consists of 3,279,040 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2013 and 9,409,628 total shares held of record.

MANAGEMENT

The Board of Directors

        Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board currently consists of ten members, divided amongst the three classes as follows:

  •
  The Class I directors are Drs. Barrett and Love and Mr. Essner. Dr. Barrett's term will expire at the 2014 Annual Meeting of Stockholders while the terms of Dr. Love and Mr. Essner will expire at the 2013 Annual Meeting of Stockholders because of their appointments to fill two vacancies on the Board in June 2012;

  •
  The Class II directors are Drs. Barer and Topper and Mr. Hayden and their term will expire at the 2015 Annual Meeting of Stockholders; and

  •
  The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2013 Annual Meeting of Stockholders.

        Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

        On April 18, 2013, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Messrs. Crowley, Raab, Sblendorio and Ms. McGlynn for re-election as Class III directors and Mr. Essner and Dr. Love for re-election as Class I directors at the 2013 Annual Meeting for a term of three years to serve until the 2016 Annual Meeting of stockholders and one year to serve until the 2014 Annual Meeting of Stockholders, respectively, and until their respective successors have been duly elected and qualified.

        The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board's decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
John F. Crowley	46	Chairman and CEO
Robert Essner(2)	65	Director
Ted W. Love, M.D.(3)(4)	54	Director
Margaret G. McGlynn, R.Ph.(1)(3)	53	Director
Michael G. Raab(1)(2)	48	Director
Glenn P. Sblendorio(2)	57	Director

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating/Corporate Governance Committee.

(4)
Member of Science and Technology Committee

        John F. Crowley has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School. Mr. Crowley's demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should be re-elected as a director of the Company.

        Robert Essner has served as a member of the Board since June 2012. Mr. Essner is Senior Advisor to the global healthcare group at The Carlyle Group, a global private equity firm. Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth, now part of Pfizer, in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA). Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner is currently a Director at MassMutual Financial Group; NBTY, Inc., a leading nutritional supplement company; and Pharmaceutical Product Development, LLC (PPD), a major contract research organization. In addition, he is a trustee of the Children's Health Fund and Mote Marine Laboratories. Mr. Essner is also an Executive-in-Residence and Adjunct Professor at Columbia Business School, where he teaches courses in healthcare management. He received a Bachelor's degree from Miami University and a Master's degree from the University of Chicago. Mr. Essner's significant executive leadership experience in the pharmaceutical industry, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly-held company in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

        Ted W. Love, M.D., has served as a member of the Board since June 2012. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc. in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin, Rituxan, and TNKase. He also served as chairman of Genentech's Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of Affymax, Inc., Bio-Rad Laboratories, Inc. and Santarus, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly-held biopharmaceutical companies contributed to our conclusion that he should be re-elected as a director of the Company.

        Margaret G. McGlynn, R.Ph., has served as a member of our Board since October 2009. Ms. McGlynn has served as CEO and President of The International AIDS Vaccine Initiative since July 2011. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc. and Vertex Pharmaceuticals, Inc. She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn's significant leadership experience in the pharmaceutical industry, her service on the Board of Directors of a Fortune 500 company and another biopharmaceutical company, and her financial expertise gained in senior management positions and through her service on the Audit Committee of another public company contributed to our conclusion that she should be re-elected as a director of the Company.

        Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as Chairman and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates ("NEA") from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Raab holds a B.A. from DePauw University. Mr. Raab's prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should be re-elected as a director of the Company.

        Glenn P. Sblendorio has served as a member of our Board since June 2006. Mr. Sblendorio has served as President and Chief Financial Officer of The Medicines Company since February 2012 and as a member of the Board of Directors of the Medicines Company since July 2011. From March 2006 to February 2012, he served as Chief Financial Officer and Executive Vice President. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio's demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior executive management experience in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
Sol J. Barer, Ph.D.(1)	66	Director
M. James Barrett, Ph.D.(2)(3)	70	Director
Donald J. Hayden, Jr.(3)(4)	57	Director
James N. Topper, M.D., Ph.D.(1)(2)	51	Director

(1)
Member of Compensation Committee

(2)
Member of Science and Technology Committee

(3)
Member of Nominating/Corporate Governance Committee

(4)
Lead Independent Director

        Sol J. Barer, Ph.D., has served as a member of our Board since January 2009. Dr. Barer is the Managing Director of SJ Barer Consulting, LLC. He served as Chairman of Celgene Corporation from January 2011 to June 2011 and as Executive Chairman from June 2010 to January 2011. From January 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/ General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991. Dr. Barer serves on the Boards of Directors of Aegerion, InspireMD (Chair), and Medgenics (Chair). He also serves on the Board of Trustees of Rutgers University, the Tourette Syndrome Association, and (Chair) the Biotechnology Council of New Jersey and is on the Board of Trustees of the Brooklyn College Foundation and the Liberty Science Center. He has previously served as Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer's significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Board of Directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should continue to serve as a director of the Company.

        M. James Barrett, Ph.D., has served as a member of our Board since August 2009. Dr. Barrett currently serves as General Partner of NEA, where he specializes in biotechnology and works with members of NEA's healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA in 2001, Dr. Barrett served as Founder, Chairman and Chief Executive Officer of Sensors for Medicine and Science (1997- 2001) where he remains Chairman. Prior to that, he led three NEA-funded companies, serving as Chairman and Chief Executive Officer of Genetic Therapy, Inc. (1987 - 1995), President and Chief Executive Officer of Life Technologies (1985 - 1987), and President and Chief Executive Officer of Bethesda Research Labs (1982 - 1983). He currently serves on the Board of Directors of several life sciences companies including Clovis Oncology, Inc., Supernus Pharmaceuticals, Inc., and Targacept, Inc. Dr. Barrett previously served on the Board of Iomai Corporation. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his MBA from the University of Santa Clara, and a BS in Chemistry from Boston College. Dr. Barrett's experience overseeing NEA investments in biotechnology, serving as a member of the Board of Directors of other public companies, prior senior management experience, including as President and CEO, in biopharmaceutical companies and strong capital markets experience contributed to our conclusion that he should continue to serve as a director of the Company.

        Donald J. Hayden, Jr. has served as a member of our Board since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1991 to 2005, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is Senior Advisor to Prospect Venture Partners, a life sciences venture capital firm, since 2006 and is a member of the Board of Directors of Insmed Incorporated. Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden's demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry, his service on the Board of Directors of another publicly-held biopharmaceutical company and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

        James N. Topper, M.D., Ph.D., has served as a member of our Board since 2004. Dr. Topper has been a partner with Frazier Healthcare Ventures since August 2003, holding the position of General Partner since 2004. Prior to joining Frazier Healthcare, he served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals and ran Millennium San Francisco (formerly COR Therapeutics) from 2002 until 2003. Prior to the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from August 1999 to February 2002. He holds an appointment as a Clinical Assistant Professor of Medicine at Stanford University and as a Cardiology Consultant to the Palo Alto Veterans Administration Hospital. Dr. Topper previously served on the Board of Directors of La Jolla Pharmaceutical Company. Dr. Topper holds an M.D. and a Ph.D. in Biophysics from Stanford University School of Medicine. Dr. Topper's experience overseeing Frazier Healthcare Ventures investments in biotechnology, prior senior management experience in our industry, significant knowledge of medical and scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should continue to serve as a director of the Company.

Director Independence

        Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, the Board has determined that the following directors are "independent directors" as defined by the rules and regulations of The Nasdaq Stock Market LLC ("NASDAQ"): Messrs. Essner, Hayden, Raab and Sblendorio, Drs. Barer, Barrett, Love, and Topper and Ms. McGlynn.

Committees of the Board and Meetings

        Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.

        Audit Committee.    Our Audit Committee met six times during 2012. The current members of our Audit Committee are Messrs. Sblendorio, Essner and Raab. Mr. Sblendorio is the Chair of the Committee.

        Our Board has determined that Mr. Sblendorio is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has "accounting or related financial management expertise" within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm.

        Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the Audit Committee report required by U.S. Securities Exchange Commission ("SEC") rules.

        All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

        A copy of the Audit Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Compensation Committee.    Our Compensation Committee met five times during 2012. Ms. McGlynn, Mr. Raab and Drs. Barer and Topper are the members of our Compensation Committee. Ms. McGlynn is the chair of the Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Committee has not raised any conflict of interest.

        Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

  •
  overseeing the evaluation of performance of our senior executives;

  •
  overseeing and administering, and making recommendations to our Board with respect to, our cash and equity incentive plans;

  •
  reviewing and approving potential executive and senior management succession plans; and

  •
  reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

        Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Compensation Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled "Compensation Discussion and Analysis."

        Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee met two times during 2012. Mr. Hayden, Drs. Barrett and Love and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Mr. Hayden chairs the Committee.

        Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  recommending to our Board the persons to be nominated for election as directors and to each of the Board's Committees;

  •
  conducting searches for appropriate directors;

  •
  reviewing the size, composition and structure of our Board;

  •
  developing and recommending to our Board corporate governance principles;

  •
  overseeing a periodic self-evaluation of our Board and any Board Committees; and

  •
  overseeing compensation and benefits for directors and Board Committee members.

        Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ.

        A copy of the Nominating and Corporate Governance Committee's written charter is publicly available on our web site at www.amicusrx.com.

        Science and Technology Committee.    Our Science and Technology Committee met twice in 2012. Drs. Love, Topper and Barrett are the members of our Science and Technology Committee. Dr. Topper chairs the Committee.

        Our Science and Technology Committee's responsibilities include:

  •
  identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

  •
  reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company's Research and Development programs;

  •
  reviewing, evaluating and advising the Board regarding the Company's progress in achieving its strategic Research and Development goals and objectives; and

  •
  reviewing and making recommendations to the Board on the Company's internal and external investments in science and technology.

        Our Board has determined that the members of the Science and Technology Committee qualify as independent directors under the rules and regulations of NASDAQ. A copy of the Science and Technology Committee's written charter is publicly available on our web site at www.amicusrx.com.

Board Leadership Structure

        In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley's election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

  •
  leading executive sessions of the Board's independent directors,

  •
  advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

  •
  assisting the Board and the Company's officers in complying with the Company's governance guidelines, and

  •
  overseeing the process of evaluating, developing and compensating the chief executive officer.

        The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company's development, Mr. Crowley is best suited to oversee the development and implementation of the Company's strategic vision including our planned transition from a development stage entity into a commercial biotechnology company. Mr. Crowley's tenure as chairman also reflects the Board's confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company's strategic planning activities.

Risk Oversight Management

        Our Board provides risk oversight for the Company primarily through the Audit Committee. Under our Enterprise Risk Management Risk Assessment Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit Committee, who provides guidance and feedback to senior management. The Audit Committee apprises the Board of any developments under this plan throughout the year.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our employees' total compensation package. For example, in 2012, payouts under our cash incentive bonus plan represented approximately 10% of the total compensation awarded to our named executive officers. Further, as a development stage company, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Policies Governing Director Nominations

        Director Qualifications.    Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

  •
  a reputation for integrity, honesty and adherence to high ethical standards;

  •
  the ability to exercise sound business judgment;

  •
  substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company's management based on that experience; and

  •
  the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

        The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

        Process for Identifying and Evaluating Director Nominees.    Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company's mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee's specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under "Director Qualifications." The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the

Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

        Procedures for Recommendation of Director Nominees by Stockholders.    The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under "Director Qualifications." Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee's name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading "Stockholder Proposals and Nominations for Director."

        Meeting Attendance.    During the year ended December 31, 2012, there were seven meetings of our Board, and the various Committees of the Board met a total of fifteen times. No director attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which he or she served during 2012. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2012 Annual Meeting of Stockholders other than Ms. McGlynn who was unable to attend the meeting due to international travel.

        Compensation Committee Interlocks and Insider Participation.    None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

        Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following is a brief summary of the background of each of our executive officers:

        John F. Crowley, 46, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University's School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

        Bradley L. Campbell, 37, has served as Chief Business Officer since February 2012. From January 2010 to February 2012, he served as Senior Vice President, Business Operations. From May 2007 to January 2010, he served as Vice President, Business Planning and from April 2006 until May 2007, he served as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager and later Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

        David J. Lockhart, Ph.D., 51, has served as Chief Scientific Officer since January 2006. Prior to joining Amicus, Dr. Lockhart served as President, Chief Scientific Officer and co-founder of Ambit Biosciences, a biotechnology company specializing in small molecule kinase inhibitors, from March 2001 to July 2005. Dr. Lockhart served as a consultant to Ambit Biosciences from August 2000 to March 2001, and as a visiting scholar at the Salk Institute for Biological Studies from October 2000 to March 2001. Prior to that, Dr. Lockhart served in various positions, including Vice President of Genomics Research at Affymetrix, and was the Director of Genomics at the Genomics Institute of the Novartis Research Foundation from February 1999 to July 2000. He received his Ph.D. from Stanford University and was a post-doctoral fellow at the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology.

        William D. "Chip" Baird III, 41, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. ("PTC") from April 2005 until April 2012. Before that, he held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University's Edmund A. Walsh School of Foreign Service and an M.B.A. from The Wharton School of the University of Pennsylvania.

        Joan C. Winterbottom, 55, has served as Senior Vice President, Human Resources since August 2012. From August 2011 to August 2012, she served as Senior Vice President, Human Resources at Savient Pharmacueticals, Inc. Prior to joining Savient, Ms. Winterbottom held a variety of human resources leadership roles at Johnson & Johnson (J&J) from 2001 to 2011, most recently as Vice President of Human Resources for the Global Over-the-Counter/Nutritionals/Wellness and Prevention global business unit. During her time at J&J, she also served as Vice President of Human Resources for McNeil Consumer Healthcare and World Wide Director, Head of Human Resources for Biologics, Immunology, and Oncology Research & Development. Earlier in her career, Ms. Winterbottom held human resources positions of increasing responsibility in various financial services companies. Ms. Winterbottom earned a B.S. in business and economics from Lehigh University, and a graduate certification in organization development from Saint Joseph's University.

        John R. Kirk, 56, has served as Vice President, Regulatory Affairs since January 1, 2008. Prior to joining Amicus, Mr. Kirk served as Executive Director, Regulatory Affairs at Aegerion Pharmaceuticals. From 2003 to 2007, Mr. Kirk held positions of increasing responsibility with Esperion Therapeutics which was acquired during this time by Pfizer. From 2000 to 2002, Mr. Kirk was Director, Worldwide Regulatory Affairs for Pfizer Global Research and Development. From 1988 to 2000, Mr. Kirk held various Regulatory positions with Parke-Davis Pharmaceutical Research. Mr. Kirk holds both his M.S. and B.S. from Wright State University in Ohio.

        Enrique Diloné, Ph.D., RAC, 46, has served as Vice President, Technical Operations since January 2011. From August 2009 to January 2011, he served as Senior Director, Quality Control and Analytical Chemistry. Prior to joining Amicus, Dr. Diloné served as Executive Director of Quality and Analytics at NovaDel Pharma, a specialty pharmaceutical company developing oral spray formulations, from February 2007 to August 2009. Dr. Diloné served as Senior Director/Director of Analytical Operations at OSI/Eyetech Pharmaceuticals from February 2002 to December 2006. He received a Ph.D. and an M.S., both in Chemistry, from Seton Hall University, and a B.A. in Chemistry from New York University. He is also certified in U.S. Regulatory Affairs.

        Ken Valenzano, Ph.D., 45, has served as Vice President, Pharmacology since May 2010. From July 2005 to May 2010, he served as Senior Director and Director, Pharmacology. Prior to joining Amicus, Dr. Valenzano served in a variety of scientific leadership roles at Purdue Pharma from 1999 to2005. He received a Ph.D. from the joint Pharmacology program of Rutgers University and University of Medicine and Dentistry of NJ, Robert Wood Johnson Medical School and a B.S. in Biology from Villanova University.

        Kenneth W. Peist, 49, has served as Vice President, Intellectual Property since January 2011 and, prior thereto, as Senior Director, Intellectual Property since December 2007. From 1998 to 2007, he held a variety of legal positions at Bristol-Myers Squibb Co., Vitae Pharmaceuticals and ExxonMobil. Mr. Peist received his J.D. from Seton Hall University School of Law and a B.S. from Old Dominion University.

        Daphne Quimi, 47, has served as Corporate Controller since January 2010 and, prior thereto, as Director of Accounting Policy and External Reporting since September 2007. From October 2005 to September 2007, Ms. Quimi worked at Bristol-Myers Squibb Company where she served as Director of Consolidations and External Reporting. Ms. Quimi is a certified public accountant in New Jersey and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. Ms. Quimi received a B.S. in Accountancy from Monmouth University and an M.B.A from the Stern School of Business of New York University.

        Jayne Gershkowitz, 56, has served as Vice President, Patient Advocacy & Public Policy since February 2013 and, prior thereto, as Senior Director, Patient Advocacy & Public Policy since January 2011. Ms. Gershkowitz served as Director of Patient Advocacy & Public Policy beginning in May 2007, and as Director, Public Policy beginning in June 2006. Before joining Amicus, she was Executive Director of National Tay-Sachs & Allied Diseases Association from 1998 to 2006, where she advanced collaborative funding of research for the lysosomal storage disorders affecting the brain and established NTSAD's Research Initiative. She received a B.A. from Syracuse University.

        Jeffrey P. Castelli, Ph.D., 41, has served as Vice President, Program and Portfolio Management since February 2013 and, prior thereto, as Senior Director, Program Management since July 2010. Prior to that time, Dr. Castelli served as Director, Program Management beginning in January 2007 and prior thereto, as Senior Manager of Program Management since July 2005, having held positions of increasing responsibility in program management, business operations, and alliance management. Prior to joining Amicus, Dr. Castelli was a consultant at Health Advances, a specialized healthcare strategy consulting firm, from 2001to2005. Dr. Castelli received his Ph.D. in Biology from the University of Pennsylvania and a B.S. in Biology from West Chester University.

        Peter M. Macaluso, 37, has served as Vice President and Corporate Counsel since February 2013 and as Secretary since May 2012. From July 2010 to February 2013, he served as Senior Director, Legal and from July 2008 until July 2010 as Assistant General Counsel. Prior to joining Amicus, Mr. Macaluso served as Senior Corporate Legal Counsel at Rockwood Holdings, Inc., a global specialty chemicals company, from October 2004 to July 2008. Mr. Macaluso received a B.A. from the University of Michigan and a J.D. from Boston University School of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. In 2012, the Company made significant progress towards its planned transition into a commercial biotechnology company by expanding its collaboration agreement with GlaxoSmithKline ("GSK"), advancing its product pipeline and strengthening its financial stability through the achievement of several strategic objectives, including the following:

  •
  In July 2012, we expanded our collaboration agreement with GSK for our lead product candidate, migalastat HCl for Fabry disease, pursuant to which we will commercialize all formulations of migalastat HCl in the United States. Co-development of migalastat HCl with GSK under the expanded collaboration agreement includes the development of migalastat HCl co-formulated with a proprietary investigational enzyme replacement therapy (ERT) owned by another GSK collaborator, marking the Company's entry into development of next-generation enzyme replacement therapies, the current standard of care for Fabry, Pompe and other lysosomal storage diseases (LSDs).

  •
  We substantially strengthened our financial position in March 2012 when we completed a public offering of our Common Stock for net proceeds of approximately $62 million. In addition, in connection the expansion of our collaboration with GSK in July 2012, GSK purchased an additional 2.9 million shares of Amicus Common Stock at a premium for a total investment of approximately $18.6 million, bringing GSK's total ownership stake in Amicus to 19.8%.

  •
  In December 2012, we and GSK announced top-line six-month (Stage 1) results from our first Phase 3 study of migalastat HCl, Study 011. While these results did not achieve statistical significance (p=0.3) according to the pre-specified primary endpoint analysis, we believe the results are encouraging and expect to announce data from the 6-12 month period of Study 011 (Stage 2) in the third quarter of 2013. A meeting with the FDA is anticipated in mid-2013 to discuss a U.S. conditional approval pathway for migalastat HCl under subpart H. In addition, we achieved full enrollment of 60 patients in our second Phase 3 study of migalastat HCl, Study 012, which is the first clinical study to compare migalastat HCl to standard-of-care ERTs.

  •
  We made significant progress in expanding our pharmacological chaperone platform technology when we completed and announced results from our first clinical trials evaluating the use of our pharmacological chaperones co-administered with ERT. These studies evaluated the effects of migalastat HCl (Study 013) and our pharmacological chaperone for Pompe disease, AT2220 (duvoglustat HCl) (Study 010), co-administered with the currently marketed ERTs for Fabry and Pompe disease, respectively. Positive preliminary results from Study 010 established human proof-of-concept that AT2220-ERT co-administration increases GAA enzyme activity, the enzyme deficient in Pompe patients, in muscle, while results from Study 013 have laid the foundation for the next chaperone-ERT combination study for Fabry disease being designed to investigate intravenous treatment of migalastat HCl co-formulated with a proprietary investigational recombinant human a-Gal A enzyme (JR-051) owned by another GSK collaborator.

  •
  We advanced the development of pharmacological chaperones co-formulated with proprietary enzymes as next-generation ERTs in Fabry and Pompe disease. In addition to our preclinical work with GSK and JCR to develop migalastat HCl co-formulated with ERT, we have initiated development of AT2220 (duvoglustat HCl) co-formulated with our own proprietary recombinant human (rh) GAA enzyme as a next-generation ERT for Pompe disease. We believe this approach has the potential to improve the properties of the rhGAA enzyme itself while incorporating AT2220 as a small molecule stabilizer to increase circulating exposure and tissue uptake, and reduce immunogenicity relative to currently marketed ERTs.

  •
  We continued to diligently manage our cash position, finishing 2012 with enough cash to fund operations into the second half of 2014. Our cash position, along with the cost-sharing arrangement with GSK, provides us with flexibility to continue to expand our platform technology, where appropriate, and continue our important preclinical and clinical work in disease areas other than Fabry.

        Our Compensation Committee adheres to a long-standing pay-for-performance philosophy. The Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with best practices and stockholder interests including the following actions:

  •
  In April 2013, we amended our employment agreement with our chief executive officer and our severance and change in control agreements with our other named executive officers at the chief level—Dr. Lockhart and Messrs. Baird and Campbell—to eliminate tax gross-ups for taxes arising under Section 409A of the Internal Revenue Code (related to the payment of deferred compensation).

  •
  The Compensation Committee determined that Mr. Crowley would not receive an increase in his base salary in 2013.

  •
  Base salaries continue to comprise a small percentage of our chief officers' total compensation, with Mr. Crowley's 2012 salary representing 15% of his total compensation and, for our other chief level executive officers, representing between 20% and 37% of their total compensation. While Mr. Crowley's total compensation is at the high end of our target range, nearly 50% of Mr. Crowley's total compensation is represented by payments we make to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family.

  •
  For the 2013 calendar year, we transitioned from our fully-insured medical plan to a partially self-insured plan. We believe this transition will assist in offsetting the costs and tax liabilities associated with these medical expense payments, resulting in significantly less compensation received by Mr. Crowley.

  •
  For our chief officers other than Mr. Crowley, at least 50% of their total compensation for 2012 was represented by the grant date fair value of stock option awards, which are inherently performance-based. Presently, the vast majority of stock options held by our named executive officers have exercise prices above our current stock price, ensuring alignment with the recent experiences of our long-term stockholders.

  •
  The grant date fair values of the stock options awarded to our named executive officers in February 2013 are lower than those granted in 2012, reflecting a decision by the Compensation Committee to lower our target grants from those approximating the 75th percentile of our peer group to those at the 60th percentile.

  •
  We amended our 2007 Amended and Restated Equity Incentive Plan to prohibit cash buyouts of "underwater" stock options.

        Consistent with our pay-for-performance philosophy and in recognition of our accomplishments and shortfalls throughout the year, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2012 should be set at 85%, resulting in bonuses for such officers below their target levels.

        We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2012 by our "named executive officers"—our chief executive officer, principal financial officer, former principal financial officer and three other most highly compensated executive officers. In 2012, our named executive officers were:

  •
  Our Chairman and Chief Executive Officer, John F. Crowley;

  •
  Our Chief Financial Officer and Principal Financial Officer, William D. Baird, III;

  •
  Our Chief Scientific Officer, David J. Lockhart, Ph.D.;

  •
  Our Chief Business Officer, Bradley L. Campbell;

  •
  Our Controller and former Principal Financial Officer, Daphne Quimi; and

  •
  Our former Chief Medical Officer, Pol F. Boudes, M.D.

        Ms. Quimi served as our Principal Financial Officer prior to Mr. Baird's appointment to Chief Financial Officer in April 2012. In February 2013, we announced that Amicus and Dr. Boudes mutually agreed that Dr. Boudes would leave the Company to pursue other opportunities effective as of April 30, 2013.

Objectives and Philosophy of Executive Compensation

        We are a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs known as pharmacological chaperones. We are developing pharmacological chaperones as next-generation medicines for a range of rare and orphan diseases, with a focus on improved therapies for lysosomal storage disorders. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we plan our transition from a development-stage company to a commercial biotechnology company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

        Our compensation philosophy is to:

  •
  provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

  •
  attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

  •
  increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

  •
  deliver pay in a cost efficient manner that aligns employees' compensation with stockholders' long-term interests.

        Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company's values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are approved by our Board at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

  •
  continued progress in our clinical and preclinical development of pharmacological chaperones as monotherapies and in combination with ERT;

  •
  implementation of appropriate financing or business development strategies; and

  •
  efficient, strategic management of our cash.

        For 2012, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by reference to both the corporate and an individual multiplier. The chief executive officer, in consultation with the senior vice president, human resources, established individual goals for the named executive officers at the beginning of 2012 that were specific to the executive officer's area of expertise and supported our corporate goals for the year. Other than Mr. Crowley, for our named executive officers at the chief level, the attainment of individual goals accounted for 20% of the executive's bonus payout determination, while the remaining 80% was determined by reference to the corporate multiplier. For Ms. Quimi, the split was 60%/40% with the corporate multiplier as the dominant factor. Mr. Crowley's annual cash incentive bonus was determined by reference only to the corporate multiplier.

        In 2010 and 2011, bonus determinations for our executives were based solely on the corporate multiplier as well. While the Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers' compensation with the interests of our stockholders, it also believes that some portion of an executive's compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation Committee believes that including the individual multiplier as a component of named executive officers' bonus payouts is important to incentivize our officers during this crucial time in Amicus' history as we continue our planned transformation into a commercial biotechnology company. However, because of Mr. Crowley's substantial influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley's cash bonus solely on the achievement of corporate objectives.

Compensation Program Elements and Pay Level Determination

        Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers. We target our total compensation for our named executive officers and each of its comprising elements—base salary, bonus and long-term incentive awards—at the 50th - 75th percentile of a broad set of companies from the peer group discussed below. Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. For 2012, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors. The Compensation Committee considered all the information presented (including external competitiveness, the performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

        As part of the compensation evaluation process, the chief executive officer and the senior vice president of human resources present to the Compensation Committee an individual assessment of each named executive officer's performance, excluding the chief executive officer's performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each executive officer which includes actions on base salary. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual individual goal setting as well as mid-year and annual performance reviews.

        The results of the named executive officer's performance are a determination by his supervisor and chief executive officer with input from other peers, and direct reports as appropriate. The chief executive officer's performance is assessed by all independent directors under the leadership of our Lead Independent Director. Long-term incentive grants are based on an executive's level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under "Annual Stock Option Awards". Long-term incentive grants are designed to motivate the executive team to best achieve the Company's goals and implement our business strategy, thereby increasing stockholder value. Consistent with our compensation philosophy to ensure strong long-term pay-for-performance aligned with shareholder interests, we recently granted stock options to our named executive officers with target values that approximate the 60th percentile of our peer group, with our chief executive officer's grant falling below that level.

Peer Group

        The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Two companies were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with Aegerion Pharmaceuticals, Curis, Idenix Pharmaceuticals and Sangamo Pharmaceuticals upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

ACADIA Pharmaceuticals	ArQule	Idenix PharmaceuticalsRigel
Aegerion Pharmaceuticals	Curis	Pharmaceuticals
Affymax	Cytokinetics	Sangamo Pharmaceuticals
Alexza Pharmaceuticals	Enzon Pharmaceuticals	Synta Pharmaceuticals
Alnylam Pharmaceuticals

Elements of Compensation

        Our executive compensation consists of a number of elements, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.

Base Salary

        Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer's scope of responsibilities, past performance, experience and skills. The salary increase from 2011 to 2012 for Mr. Crowley and Drs. Boudes and Lockhart was 3% based on market data, and 3.75% for Ms. Quimi in recognition of her strong performance during 2011 and role as principal financial officer. Mr. Campbell's salary was raised 13% from 2011 to 2012 upon his promotion to chief business officer in January 2012. For 2013, base salaries for Dr. Lockhart and Messrs. Baird and Campbell were raised 3%. Mr. Crowley did not receive an increase in his base salary for 2013.

Annual Cash Incentive Plan

        We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities are expressed as a percentage of base salary which we believe are consistent with market practice. For 2012, these percentages of base salary were determined by level in the organization in accordance with our bonus plan as follows:

Position	2012 Targeted Bonus % of Base Salary
Chief Executive Officer	60%
Other Chief Officers	40%
Senior Vice Presidents	35%
Vice Presidents	30%

        For 2012, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier. The corporate multiplier may range from 50% to 150%. For bonuses related to 2012 performance, the corporate multiplier was set at 85% for the reasons discussed below. In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer's target bonus by the 85% corporate multiplier and then multiplying that amount by his or her individual multiplier. The table on page 30 illustrates further how 2012 awards under the plan were calculated for our named executive officers.

  The Corporate Multiplier

        On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. The Company's internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

        At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company's control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company's product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company's general business objectives throughout the year in order to achieve a 100% corporate multiplier.

        For 2012, our corporate objectives were as follows:

  1.
  Advance migalastat HCl for Fabry disease as a monotherapy treatment including

  •
  complete Study 011,

  •
  report Stage 1 data from Study 011,

  •
  hold pre-NDA meeting with FDA, and

  •
  complete enrollment in Study 012;

  2.
  Advance migalastat HCl for Fabry disease as combination therapy with ERT including completion of Study 013 and initiation of Phase 3 clinical study;

  3.
  Advance AT2220 for Pompe disease as combination therapy with ERT including:

  •
  complete Study 010,

  •
  establish human proof-of-concept, and

  •
  determine clinical and regulatory paths to Phase 3 clinical study;

  4.
  Advance Parkinson's and early co-formulation Research and Development programs including:

  •
  complete preclinical studies in AT3375 to enable decision on IND submission in 2013, and

  •
  complete initial co-formulation proof-of-concept studies in an unnamed lysosomal storage disease; and

  5.
  End 2012 with a minimum of 18 months of cash necessary to operate our business.

        In reaching its recommendation on the corporate multiplier for 2012, the Compensation Committee applied a weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Advance migalastat HCl as monotherapy	40%	85%	34%
Advance migalastat HCl as combination therapy	15%	65%	9.75%
Advance AT2220 for Pompe disease as combination therapy	15%	100%	15%
Advance preclinical studies in AT3375 and early co-formulation programs in new diseases	15%	60%	9%
End 2012 with a Minimum of 18 Months of Cash	15%	115%	17.25%
TOTAL SCORE	100%		85%

  2012 Corporate Objectives Measurement

        The Compensation Committee believed that advancing migalastat HCl as a monotherapy treatment was the most important corporate objective for 2012 because migalastat HCl is our most advanced program and provides the greatest near-term opportunity to obtain potential marketing approval, which would significantly advance our goal of transitioning from a development stage company to a commercial biotechnology company and deliver value to our shareholders. While analyzing and announcing preliminary results from Stage 1 of Study 011 was a significant milestone for the Company, those results did not achieve statistical significance and, as a result, our stock price was adversely impacted. Due to the timing of the announcement of the results in December 2012, we were also unable to hold a pre-NDA meeting with FDA. Importantly, we were able to complete enrollment in Study 012 which represents the first clinical study in Fabry disease where patients switched from treatment with ERT to participate in a migalastat HCl trial. Taking all of these factors into consideration, the Compensation Committee determined that this objective was 85% completed and determined a score of 34% by multiplying the 40% weighting by the 85% completion percentage.

        The Compensation Committee determined that advancing migalastat HCl for Fabry disease and AT2220 for Pompe disease both in combination with ERT were equally important goals for 2012 because expanding our technology platform could benefit the LSD patient community while also delivering value to our stockholders. This is particularly important to our migalastat HCl program, where we estimate that approximately thirty to fifty percent of the Fabry patient population may benefit from treatment with migalastat HCl as a monotherapy, but all Fabry patients could potentially benefit from migalastat HCl in combination with ERT. In addition, expanding our pipeline to include Pompe disease strengthens the Company and potentially provides stockholder value by lowering the risks associated with having advanced clinical programs in a single disease area (Fabry), potentially validating our platform technology in other areas and providing opportunities in a disease with only two approved products. While we did complete

Study 013, for strategic reasons, we did not commence a Phase 3 study evaluating migalastat HCl co-administered with ERT. Therefore, the Compensation Committee determined a score of 9.75% by multiplying the 15% weighting by the 65% completion percentage. For the Pompe combination goal, the Compensation Committee determined that this objective was fully achieved and awarded a score of 15% based on our announcement of positive data in Study 010 and the establishment of human proof-of-concept that co-administration of AT2220 just prior to infusing ERT increases GAA enzyme activity in muscle tissue compared to ERT alone.

        Completing preclinical studies of our pharmacological chaperone AT3375 to enable a decision as to whether to file an IND for the treatment of Parkinson's disease and finishing initial preclinical co-formulation proof-of-concept studies for another lysosomal storage disease were important goals for the Company because they also represent opportunities for expansion of our platform technology. While we made significant progress in advancing AT3375 and conducted important initial preclinical studies evaluating other pharmacological chaperones co-formulated with ERTs, we did not complete studies that enabled an IND decision for AT3375 and thus did not fully accomplish this objective. Therefore, the Compensation Committee determined a score of 9% by multiplying the 15% weighting by the 60% completion percentage.

        Our cash position directly affects our ability to conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Because we currently do not own, or receive royalties on sales of, any marketed products, careful management of our cash is critical to our operations. Therefore, for 2012, we maintained our 2011 goal of ending the year with enough cash to fund our operations for a period of eighteen months, but increased its weighting from 10% to 15% of our corporate objectives. Due in large part to our successful stock offering in March 2012, we were able to exceed this goal. As a result, the Compensation Committee determined a score of 17.25% by multiplying the 15% weighting by a 115% completion percentage.

  The Individual Multiplier

  Design

        For the first time since 2008, the Company and the Compensation Committee included an individual multiplier as a component of the bonuses awarded to our executive officers for 2012 service. While we believe that the corporate multiplier should remain the dominant factor in the bonus calculation, the Compensation Committee believes it is important to recognize and incentivize individual performance as we advance towards our goal of becoming a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Drs. Boudes and Lockhart and Messrs. Baird and Campbell would comprise 20% of their target bonus calculation. For Ms. Quimi, her individual multiplier accounted for 40% of her target bonus given her position at the director level during 2012. As noted above, the Compensation Committee continues to believe that Mr. Crowley's bonus should be determined solely by reference to the corporate multiplier. We do not anticipate any changes to this bonus structure for Mr. Crowley or any of our other named executive officers for 2013.

        The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance, and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company's achievement of its corporate goals. Individual objectives are based on a variety of factors, including the following categories: company growth, leadership, clinical and regulatory progress, development and integration of departments and scientific advancement.

        These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to their accomplishment through significant effort and dedication to the Company's strategies, and an ability to quickly adapt to a constantly evolving business environment. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Although the individual objectives serve as a meaningful means of supporting the Company's goals and evaluating individual performance, their achievement is not necessarily tied to the determination of each named executive officer's individual multiplier.

        Individual performance objectives of our named executive officers are determined by the executive officer to whom each named executive officer reports, which for 2012 was Mr. Crowley. These objectives are neither reviewed nor approved by the Compensation Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company's chief executive officer discusses with the Compensation Committee his overall evaluation for each executive which includes each executive's performance and accomplishments as they relate to the Company's corporate goals, departmental performance, and other significant accomplishments. While the Compensation Committee relies in part on the chief executive officer's evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company's goals and the executive's accomplishments. In considering the degree of difficulty, the Compensation Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expanded by executives. The Compensation Committee reviews and discusses their evaluation of the Company's chief executive officer's performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer. The exception to this process was Ms. Quimi, whose performance was reviewed by Mr. Baird and not presented to the Compensation Committee because she did not serve as an executive of the Company for the majority of 2012.

  2012 Determinations

        In determining the individual multiplier for our named executive officers other than Ms. Quimi, the Compensation Committee noted each executive officer's individual and departmental performance throughout the year, and how those performances supported the Company's achievement of its corporate goals. In doing so, the Committee noted the Company's shortfall in achieving all of its 2012 goals and objectives and did not award an individual multiplier score of 100% to any of these officers. The specific individual factors that the Compensation Committee noted in determining each named executive officer's individual multiplier were as follows:

  David J. Lockhart, Chief Scientific Officer (95% Individual Multiplier)

  •
  Successful management of the largest function at Amicus (R&D) and oversight of the vital support provided by this function to the Company's lead programs;

  •
  Launch of important, new capabilities within R&D that potentially allow Amicus to expand its platform technology; and

  •
  Significant role in corporate communications with all key stakeholders including science, medical and investment communities including performing an integral role in our successful equity financing in March 2012.

  Bradley L. Campbell, Chief Business Officer (92.5% Individual Multiplier)

  •
  Effective leadership of Amicus program steering teams resulting in improved efficiency and effectiveness of all Company program activities and communications;

  •
  Successful stewardship of our relationship with GSK through role as Amicus chair of Joint Steering Committee; and

  •
  Increased role in corporate communications particularly with the investment communities; performed an integral role in our successful equity financing in March 2012.

  William D. Baird, III, Chief Financial Officer (92.5% Individual Multiplier)

  •
  Effective oversight and management of fiscal discipline within Amicus;

  •
  Led the development and implementation of corporate policies for key compliance areas;

  •
  Played an integral role in communications with the investment community and in generating quality analyst coverage of Amicus stock; and

  •
  Excellent management of Amicus Finance, Compliance, Facilities and IT functions.

  Daphne Quimi, Controller (107% Individual Multiplier)

  •
  Excellent management of the Company's Securities and Exchange Commission filings;

  •
  Effective liaison with the Company's independent auditors, Ernst & Young LLP; and

  •
  Execution of significant responsibilities as principal financial officer prior to Mr. Baird's appointment to Chief Financial Officer in April 2012 and seamless transition of responsibilities to Mr. Baird upon his arrival.

        As discussed above, in February 2013, we announced that the Company and Dr. Boudes mutually agreed that Dr. Boudes would leave the Company effective as of April 30, 2013 to pursue other opportunities. In accordance with our Management Bonus Program, Dr. Boudes received a bonus for 2012 service. His individual multiplier for 2012 was determined by the Compensation Committee to be 50% based on his role in achieving important milestones in our Clinical Operations group including completing Study 010 and enrolling Study 012, but also recognizing shortfalls within this function.

  Calculation of Annual Cash Incentive Bonuses

        The calculation of the named executive officers' individual cash incentive payments for service in 2012 is summarized in the table below. Although Mr. Baird's employment with the Company did not begin until April 16, 2012, his bonus was based on his annualized salary of $325,000 pursuant to the terms of Mr. Baird's employment offer.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley Chairman and Chief Executive Officer	85	N/A	60	$561,350	$286,127
William D. Baird, III Chief Financial Officer	85	92.5%	40	325,000	112,450
David J. Lockhart, Ph.D. Chief Scientific Officer	85	95	40	390,104	135,756
Pol F. Boudes, M.D. Chief Medical Officer	85	50	40	367,920	114,791
Bradley L. Campbell Chief Business Officer	85	92.5	40	340,000	117,640
Daphne Quimi Controller and Former Principal Financial Officer	85	107	20	207,508	39,889

Long-term Incentive Program

        We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant.

        We have used stock options as a long-term incentive vehicle because we believe that:

  •
  Stock options and the vesting period of stock options attract and retain executives.

  •
  Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives' incentive to increase our stock price and maximize stockholder value.

  •
  Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

        As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options.

Initial Stock Option Awards

        Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people. As our new chief financial officer, Mr. Baird received an initial stock option grant of 175,000 shares upon joining the Company in April 2012 based on market data.

Semi-Annual Stock Option Awards

        The Compensation Committee believes that providing additional stock option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our historical practice had been to make annual stock option awards to our named executive officers in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended. Beginning in 2011, we began making semi-annual rather than annual stock option grants to our named executive officers in connection with company-wide grants. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grants across a broader time horizon and takes into account the historical volatility of our stock price.

        The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data and recent Company developments. All of the stock option awards are subject to our standard four-year vesting schedule. The 2012 stock option grants are described in the section entitled "Grants of Plan-Based Awards" on page 35.

        We have typically awarded the largest number of stock options in each grant to our chief executive officer in recognition of his role as our principal executive officer, chairman of the Board and primary decision maker for the Company. For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 150,000 shares of Common Stock in each of our company-wide grants in February 2012 and June 2012, and options to purchase 165,000 shares in January 2013. In February 2012, the Compensation Committee, upon the recommendation of our chief executive officer, awarded Dr. Lockhart, Mr. Bradley and Dr. Boudes options to purchase 80,000, 70,000 and 60,000 shares of Common Stock, respectively. In June 2012, each of these officers received options to purchase 80,000 shares of Common Stock, while Mr. Baird received options to purchase 50,000 shares in recognition of his short tenure with Amicus at that time. Recently, the Compensation Committee again made varying grants to our chief officers in January 2013 when it awarded options to purchase 100,000, 85,000 and 76,500 shares of our Common Stock to Dr. Lockhart, Mr. Campbell and Mr. Baird, respectively. Dr. Boudes did not receive a stock option grant in 2013.

        Factors that the Compensation Committee and our chief executive officer considered in making these stock option grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, and (iv) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under "2012 Determinations".

Restricted Stock

        Our 2007 Plan authorizes us to grant restricted stock. While there are currently no outstanding grants of restricted stock, we may choose to make such grants in order to implement the long-term incentive goals of the Compensation Committee.

Other Compensation

        Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

        In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant's salary and bonus paid during the year. The match vests 100% on the participant's one-year anniversary of employment at Amicus.

Additional Chief Executive Officer Benefits

        Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley's compensation reflects this responsibility and takes into account his unique circumstances.

        As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley's immediate family. In particular, we make monthly compensation payments of $150,000 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities up to $1.8 million per year, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company's exposure to Mr. Crowley's expected growth in future medical expenses. As discussed above, we expect that our transition in 2013 from a fully-insured medical plan to a partially self-insured plan will assist in offsetting these costs and tax liabilities, resulting in significantly less compensation received by Mr. Crowley.

Termination Based Compensation

        Upon termination of employment under certain circumstances, our named executive officers other than Ms. Quimi are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive's role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers other than Ms. Quimi in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this "double trigger" requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. In addition, this structure is more appropriate than a single trigger acceleration mechanism contingent only upon a change of control because unvested equity awards would continue to encourage our executives to remain with the Company following a change of control.

        In April 2013, we amended Mr. Crowley's employment agreement to eliminate a gross-up for taxes arising under Section 409A of the Internal Revenue Code (relating to the payment of deferred compensation). We also eliminated these tax gross-ups for Dr. Lockhart, Mr. Baird and Mr. Campbell. In addition, in order to remain competitive with our peer companies, we further amended the change of control agreements with Dr. Lockhart, Mr. Baird and Mr. Campbell to provide for 18 months base salary up from 12 months base salary in the event their change of control payments are triggered. No change was made to the benefits that would be received by these officers in the event they are terminated involuntarily in the absence of a change of control. The specifics of each named executive officer's arrangements are described in further detail below under "Severance Benefits and Change of Control Arrangements" on page 38.

Executive Compensation

Summary Compensation Table

        The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the "named executive officers"). The 2012 salary for Mr. Baird reflects payments actually made to him beginning April 16, 2012 when he commenced employment with the Company. Mr. Baird's annualized salary for 2012 was $325,000.

Mr. Crowley's 2011 annualized salary was reduced by 50% from April 2011 to August 2011 during the time he served as executive chairman and not chief executive officer of the Company.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus(1) ($)		Option Awards(2) ($)	All Other Compensation ($)		Total ($)
John F. Crowley	2012	$561,350		$286,288		$1,074,313	$1,814,780	(3)	$3,736,731
Chairman and Chief	2011	461,356	(4)	174,400	(5)	497,088	1,822,251	(6)	2,955,095
Executive Officer	2010	446,505		242,229		109,106	1,017,174	(7)	1,815,014
William D. Baird III(8)	2012	225,000		152,450	(9)	698,826	9,380	(10)	1,085,656
Chief Financial Officer
David J. Lockhart, Ph.D.	2012	390,104		135,756		588,967	13,280	(11)	1,128,107
Chief Scientific	2011	378,741		121,197		564,344	13,001	(12)	1,077,283
Officer	2010	367,710		159,586		59,512	12,790	(13)	599,598
Pol F. Boudes, M.D.	2012	367,920		114,791		500,722	14,772	(14)	998,205
Chief Medical	2011	357,203		114,305		564,344	14,489	(15)	1,050,341
Officer	2010	346,800		150,511		59,512	12,790	(13)	569,613
Bradley L. Campbell	2012	340,000		117,640		544,845	14,765	(16)	1,017,250
Chief Business	2011	300,000		72,000		376,329	22,156	(17)	770,485
Officer
Daphne Quimi(18)	2012	207,508		39,889		64,418	13,584	(19)	325,399
Controller and Former Principal	2011	200,006		33,601		99,284	13,444	(20)	346,335
Financial Officer

(1)
The 2012 amount represents bonuses earned in 2012 and paid in 2013; the 2011 amount represents bonuses earned in 2011 and paid in 2012 and the 2010 amount represents bonuses earned in 2010 and paid in 2011.

(2)
The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2012, filed with the Securities and Exchange Commission on Form 10-K on March 13, 2013, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(3)
Includes $12,500 of 401(k) employer match, $1,800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $1,500 for health care savings account and $780 in life insurance premiums.

(4)
Mr. Crowley's 2011 annualized salary was reduced by 50% from April 2011 to August 2011 during the time he served as executive chairman and not chief executive officer of the company.

(5)
Mr. Crowley's bonus was prorated to reflect the period during 2011 when he served as chief executive officer. Mr. Crowley was not eligible for a bonus during the time he served as executive chairman.

(6)
Includes $12,250 of 401(k) employer match, $1,800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's current employment agreement, $1,500 for health care savings account, $780 in life insurance premiums, $5,702 reimbursement for non-qualified travel expenses and $2,019 in the corresponding reimbursement of taxes.

(7)
Includes $12,250 of 401(k) employer match, $220,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley's employment agreement, $183,078 for corresponding reimbursement of taxes, $601,306 for health insurance premiums for Mr. Crowley's family and $540 in life insurance premiums.

(8)
Mr. Baird's employment with us began on April 16, 2012.

(9)
Represents $40,000 signing bonus and $112,450 bonus under our annual cash incentive plan.

(10)
Includes $7,500 of 401(k) employer match, $1,125 for health care savings account and $755 in life insurance premiums.

(11)
Includes $12,500 of 401(k) employer match and $780 in life insurance premiums.

(12)
Includes $12,250 of 401(k) employer match and $751 in life insurance premiums.

(13)
Includes $12,250 of 401(k) employer match and $540 in life insurance premiums.

(14)
Includes $12,500 of 401(k) employer match, $1,500 for health care savings account and $772 in life insurance premiums.

(15)
Includes $12,250 of 401(k) employer match, $1,500 for health care savings account and $739 in life insurance premiums.

(16)
Includes $12,500 of 401(k) employer match, $1,500 for health care savings account and $765 in life insurance premiums.

(17)
Includes $12,250 of 401(k) employer match, $1,500 for health care savings account, $685 in life insurance premiums, $5,702 reimbursement for non-qualified travel expenses and $2,019 in the corresponding reimbursement of taxes.

(18)
Ms. Quimi served as our principal financial officer from February 2011 until April 2012.

(19)
Includes $12,169 of 401(k) employer match $750 for health care savings account and $665 in life insurance premiums.

(20)
Includes $12,101 of 401(k) employer match, $750 for health care savings account and $593 in life insurance premiums.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during 2012.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
John F. Crowley	2/15/2012	150,000		$6.45	$661,835
Chairman and Chief	6/4/2012	150,000		4.38	442,478
Executive Officer
William D. Baird, III	4/16/2012	175,000	(3)	4.66	551,333
Chief Financial Officer	6/4/2012	50,000		4.38	147,493
David J. Lockhart, Ph.D.	2/15/2012	80,000		6.45	352,979
Chief Scientific Officer	6/4/2012	80,000		4.38	235,988
Pol F. Boudes, M.D.	2/15/2012	60,000		6.45	264,734
Chief Medical Officer	6/4/2012	80,000		4.38	235,988
Bradley L. Campbell	2/15/2012	70,000		6.45	308,857
Chief Business Officer	6/4/2012	80,000		4.38	235,988
Daphne Quimi	2/15/2012	8,750		6.45	38,607
Controller and Former Principal Financial	6/4/2012	8,750		4.38	25,811
Officer

(1)
The option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(2)
The grant date fair value of option awards granted to our named executive officers in 2012 was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended

  December 31, 2012, filed with the Securities and Exchange Commission on Form 10-K on March 13, 2013, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. The grant date fair value of stock awards was determined based on the market value of the Company's shares on the grant date.

(3)
Mr. Baird received this initial stock option grant upon joining the Company in April 2012.

Outstanding Equity Awards at Year-End

        The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2012.

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
John F. Crowley	16,491	—		$0.638	8/17/2014
Chairman and Chief	89,000	—		5.325	10/20/2015
Executive Officer	280,000	—		5.325	2/28/2016
	200,000	—		13.425	4/25/2017
	125,000	—		10.21	2/5/2018
	99,179	4,321	(2)	10.36	2/3/2019
	115,625	34,375	(3)	4.16	11/16/2019
	34,360	20,640	(4)	2.81	6/15/2020
	57,488	62,512	(5)	5.96	1/19/2021
	—	150,000	(7)	6.45	2/15/2022
	—	150,000	(9)	4.38	6/4/2022
William D. Baird, III	—	175,000	(8)	4.66	4/16/2022
Chief Financial Officer	—	50,000	(9)	4.38	6/4/2022
David J. Lockhart, Ph.D.	133,334	—		5.325	2/28/2016
Chief Scientific Officer	100,000	—		13.425	4/25/2017
	45,000	—		10.21	2/5/2018
	20,000	—		10.53	6/10/2018
	51,750	2,250	(2)	10.36	2/3/2019
	61,650	18,350	(3)	4.16	11/16/2019
	18,750	11,250	(4)	2.81	6/15/2020
	23,951	26,049	(5)	5.96	1/19/2021
	31,870	53,130	(6)	6.06	6/16/2021
	—	80,000	(7)	6.45	2/15/2022
	—	80,000	(9)	4.38	6/4/2022
Pol F. Boudes, M.D.	97,905	2,095	(2)	10.36	2/3/2019
Chief Medical Officer	61,650	18,350	(3)	4.16	11/16/2019
	18,750	11,250	(4)	2.81	6/15/2020
	23,951	26,049	(5)	5.96	1/19/2021
	31,870	53,130	(6)	6.06	6/16/2021
	—	60,000	(7)	6.45	2/15/2022
	—	80,000	(9)	4.38	6/4/2022
Bradley L. Campbell	13,334	—		8.175	5/11/2016
Chief Business Officer	26,667	—		13.425	4/25/2017
	32,500	—		10.21	2/5/2018
	34,500	1,500	(2)	10.36	2/3/2019
	34,675	10,325	(3)	4.16	11/16/2019
	12,488	7,512	(4)	2.81	6/15/2020
	14,375	15,265	(5)	5.96	1/19/2021
	22,500	37,500	(6)	6.06	6/16/2021
	—	70,000	(7)	6.45	2/15/2022
	—	80,000	(9)	4.38	6/4/2022

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Daphne Quimi	10,000	—		16.57	9/4/2017
Controller and Former	7,000	—		10.21	2/5/2018
Principal Financial	7,644	356	(2)	10.36	2/3/2019
Officer	11,550	3,450	(3)	4.16	11/16/2019
	3,750	2,250	(4)	2.81	6/15/2020
	4,189	4,561	(5)	5.96	1/19/2021
	5,622	9,378	(6)	6.06	6/16/2021
	—	8,750	(7)	6.45	2/15/2022
	—	8,750	(9)	4.38	6/4/2022

(1)
25% of the total number of shares subject to the option vest on the first anniversary of the date of grant and the remainder vest 1/36th per month thereafter.

(2)
The date of grant was February 3, 2009.

(3)
The date of grant was November 16, 2009.

(4)
The date of grant was June 15, 2010.

(5)
The date of grant was January 19, 2011.

(6)
The date of grant was June 16, 2011.

(7)
The date of the grant was February 15, 2012.

(8)
The date of the grant was April 16, 2012.

(9)
The date of the grant was June 4, 2012.

Option Exercises and Stock Vested at Year End

        The following table presents certain information concerning the exercise of options by each of the named executive officers during the year ended December 31, 2012.

	Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
John F. Crowley Chairman and Chief Executive Officer	49,931	$231,805

        As described in the table above, in March 2012, Mr. Crowley exercised options to purchase 49,931 shares of Amicus Common Stock at an exercise price equal to $0.64 per share. Mr. Crowley exercised these stock options and held the shares acquired upon such exercise; there was no subsequent sale of these shares. None of our other named executive officers exercised options or vested in any stock awards during the year ended December 31, 2012.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of independent directors, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the Company's best interests.

Severance Benefits and Change of Control Arrangements

        We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

        John F. Crowley.    We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement. The agreement will continue for successive one-year terms until either Mr. Crowley or we provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by us other than for cause, or if we decide not to extend Mr. Crowley's agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with our regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 18 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns without good reason.

        Further, if upon the termination of Mr. Crowley's employment by us other than for cause, or if we decide not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within three months prior to, or twelve months following, a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 18 months. Further, the vesting of all remaining unvested options then held by Mr. Crowley would accelerate in full. Finally, if Mr. Crowley's employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

        Other Named Executive Officers.    We have entered into severance and change of control agreements with the following named executive officers: Bradley L. Campbell, David J. Lockhart and William D. Baird, III. If any of these executive officers is terminated without cause, then the executive officer has the right to receive:

  •
  continuation of his base salary for six months;

  •
  an amount equal to any bonus paid to such executive officer in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

  •
  vesting on option awards then held by them will automatically accelerate by six months; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of twelve months.

        In addition, if any of these executive officers is terminated other than for cause within twelve months following certain corporate changes or, if following those changes, the executive officer resigns for good reason, then the executive officer has the right to receive:

  •
  continuation of his base salary for eighteen months;

  •
  an amount equal to any bonus paid to such executive officer in the previous year pro-rated for the number of months actually worked in the year of termination, and only if termination occurs after June 30 of the calendar year;

  •
  any outstanding unvested stock options held by the executive officer will fully vest; and

  •
  continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of eighteen months.

        As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with us during the term of his or her employment and for twelve months after termination of employment.

        We previously maintained a severance agreement with Dr. Boudes that reflected the terms of the agreements with our other chief officers. As discussed above, in February 2013, we announced that the Company and Dr. Boudes had mutually agreed that Dr. Boudes would leave Amicus to pursue other opportunities effective April 30, 2013. Upon his departure, Dr. Boudes will receive nine months of base salary rather than the six months base salary he would have been entitled to pursuant to the terms of his severance agreement.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

        For each named executive officer other than Ms. Quimi, the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2012. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers. Ms. Quimi is not entitled to any severance benefits upon termination of her employment with us.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)(2)		Value of Stock Option Vesting ($)	Total ($)
John F. Crowley	$842,025	$505,215	$2,737,926	(1)	—	$4,085,166
Chairman and
Chief Executive Officer
William D. Baird, III	162,500	112,450	25,352		—	300,302
Chief Financial Officer
David J. Lockhart, Ph.D.	195,052	135,756	20,034		—	350,842
Chief Scientific Officer
Pol F. Boudes, M.D.	183,960	114,791	25,352		—	324,103
Chief Medical Officer
Bradley L. Campbell	170,000	117,640	25,284		—	312,924
Chief Business Officer

(1)
Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA premiums paid by the Company.

Potential Payments Upon Termination Due to Change of Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, other than Ms. Quimi, if his employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2012, assuming that such termination occurs within twelve months following a change of control or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs. As discussed above, in 2013, we amended the change of control agreements with Dr. Lockhart and Messrs. Baird and Campbell to provide for eighteen months base salary (up from twelve months base salary) in the event that they are entitled to such payments as described above. We therefore calculated the amounts below based on the new terms of their agreements, notwithstanding the fact that they would have received less had in fact the payments been triggered as of December 31, 2012.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)	Value of Stock Option Vesting ($)	Total ($)
John F. Crowley	$1,122,700	$673,620	$3,637,926	$—	$5,434,246
Chairman and
Chief Executive Officer
William D. Baird, III	487,500	112,450	38,029	—	637,979
Chief Financial Officer
David J. Lockhart, Ph.D.	585,156	135,756	30,052	—	750,964
Chief Scientific Officer
Pol F. Boudes M.D.	367,920	114,791	25,352	—	508,063
Chief Medical Officer
Bradley L. Campbell	510,000	117,640	37,926	—	665,566
Chief Business Officer

(1)
Benefits to be continued consist of healthcare costs and health insurance premiums for Mr. Crowley's family.

(2)
Benefits to be continued consist of COBRA and HSA premiums paid by the Company.

Director Compensation

        Pursuant to our Director Compensation Policy, each member of our Board who is not our employee received the following cash compensation for Board services during 2012, as applicable:

  •
  $30,000 per year for service as lead independent director;

  •
  $30,000 per year for service as a Board member;

  •
  $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees described below);

  •
  $30,000 for service as a financial expert;

  •
  $20,000 per year for service as chairperson of the Compensation Committee (inclusive of committee membership fees described below);

  •
  $12,500 per year for service as chairperson of the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

  •
  $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

        Pursuant to the 2007 Director Option Plan, each director automatically receives an annual grant of options to purchase 15,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the grants will vest in full at the next Annual Meeting of Stockholders. At the end of 2011, as part of its review of our director compensation and with the assistance of Pay Governance, the Nominating and Corporate Governance Committee determined that the annual option grant should be increased from 10,000 shares to 15,000 shares to remain current with market compensation practices. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee's cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

        Beginning in February 2009 with the election of Sol J. Barer to the Board, we have granted each of our new, independent Board members options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. These Board members include Drs. Barer and Love, Ms. McGlynn and Mr. Essner. The exercise price of these stock options is equal to 100% of the fair market value on the date of grant of the shares covered by the stock option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We expect to make additional initial grants of stock options to any new Board members in the future.

Summary Director Compensation Table

        The following table provides information regarding the compensation that we paid to each of our directors during the year ended December 31, 2012.

Name	Total ($)	Fees Earned ($)		Stock Awards(5) ($)	Option Awards(8) ($)	All Other Compensation ($)
Glenn P. Sblendorio(4)	$138,419	$90,000	(1)	$—	$48,419	$—
Robert Essner(4)	144,274	21,200	(1)	—	123,074	—
Michael G. Raab(3)(4)	93,419	45,000	(1)	—	48,419	—
James N. Topper, M.D., Ph.D(3)(6)	95,919	47,500	(2)	—	48,419	—
Ted W. Love, M.D.(5)(6)	118,839	22,000	(1)	—	96,839	—
Sol J. Barer, Ph.D.(3)	83,419	35,000	(1)	—	48,419	—
Donald J. Hayden, Jr.(5)(7)	125,919	77,500	(1)	—	48,419	—
M. James Barrett, Ph.D.(5)(6)	88,419	40,000	(2)	—	48,419	—
Margaret G. McGlynn, R.Ph.(3)(5)	103,419	55,000	(1)	—	48,419	—

(1)
Represents fees paid to Director pursuant to Director Compensation Policy.

(2)
Represents fees paid to fund managed by Director. For Dr. Topper, $35,625 were paid to an affiliated fund and $11,875 directly to Dr. Topper.

(3)
Member of Compensation Committee.

(4)
Member of Audit Committee.

(5)
Member of Nominating/Corporate Governance Committee.

(6)
Member of Science & Technology Committee.

(7)
Lead Independent Director.

(8)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2012, filed with the Securities and Exchange Commission on Form 10-K on March 13, 2013, at Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation.

(9)
As of December 31, 2012, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Each of Messrs. Raab, Sblendorio and Dr. Topper	55,000 each	40,000/15,000 each
Sol J. Barer, Ph.D.	75,000	60,000/15,000
Donald J. Hayden, Jr.	125,000	70,622/54,378
M. James Barrett, Ph.D.	35,000	20,000/15,000
Margaret G. McGlynn, R.Ph.	65,000	42,500/22,500
Mr. Essner and Dr. Love	30,000	-/ 30,000

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2012 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

Margaret G. McGlynn, R.Ph., Chair
Sol J. Barer, Ph.D.
Michael G. Raab
James N. Topper, M.D., Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that in 2012, other than a Form 4 filing for Ms. Quimi due in June 2012 which was filed late, all such individuals and entities filed all required reports on a timely basis.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

        Our Board maintains a formal policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a "related party," has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related party transaction," the related party must report the proposed transaction to our controller. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board's Audit Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.

        The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit Committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

  March 2012 Common Stock Offering

        In March 2012, we sold 11.5 million shares of our Common Stock at a price of $5.70 per share in an underwritten public offering. The net proceeds of the offering were approximately $62 million after deducting the underwriting discounts and all other offering expenses. Funds affiliated with NEA participated in the offering and purchased 1.14 million shares of our Common Stock. NEA owns approximately 12% of our Common Stock and M. James Barrett is both a general partner of NEA and a member of our Board.

  GSK Collaboration Agreement and Stock Purchase

        In July 2012, we entered into an expanded license and collaboration agreement with GSK pursuant to which we and GSK are developing migalastat HCl, currently in Phase 3 development for the treatment of Fabry disease. The expanded collaboration agreement amends and replaces in its entirety the license and collaboration agreement entered into between the Company and GSK in October 2010 for the development and commercialization of migalastat HCl. Under the terms of the expanded collaboration agreement, we and GSK will co-develop all formulations of migalastat HCl for Fabry disease. We will commercialize all migalastat HCl products for Fabry disease in the United States while GSK will commercialize all such products in the rest of the world. The Company and GSK continue to jointly fund development costs for all formulations of migalastat HCl in accordance with agreed upon development plans pursuant to which the Company and GSK fund 40% and 60% of such costs, respectively.

        Additionally, simultaneous with entry into the expanded collaboration agreement, GSK purchased approximately 2.9 million shares of our Common Stock at a price of $6.30 per share. The total value of this equity investment to the Company is approximately $18.6 million. GSK purchased approximately 6.9 million shares for an aggregate investment of approximately $31 million in connection with entry into the original collaboration agreement in 2010. As of March 31, 2012, GSK's ownership position in the Company is 19.8%.

  Consulting Services

        In 2012, we paid $180,000 in fees to Dr. Carrolee Barlow for consulting services related to clinical operations, business development, medical affairs and publication activities. Dr. Barlow is the spouse of our chief scientific officer. Dr. Barlow continues to provide consulting services to Amicus in 2013, serving as our chief medical adviser and contributing substantially to our clinical programs in Fabry and Pompe disease. We believe that Dr. Barlow is uniquely qualified to provide these services given her extensive training as an M.D. in Internal Medicine and Endocrinology and Ph.D. in molecular and developmental biology, her training in genetics, and long-term experience in biotechnology and pharmaceutical drug development including most recently her time as Chief Scientific and Medical Officer at Brain Cells, Inc., and her dual roles at Merck Research Laboratories as the Director of Neuroscience and as the worldwide Therapeutic Area Head covering Stroke and Neurodegenerative diseases.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board has voted to nominate John F. Crowley, Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio for election at the 2013 Annual Meeting for a term of three years to serve as Class III directors until the 2016 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Board has also voted to nominate Robert Essner and Ted W. Love, M.D. for election at the 2013 Annual Meeting for a term of one year to serve as Class I directors until the 2014 Annual Meeting of Stockholders, and until their successors are duly elected and qualified. In accordance with our Restated By-laws, Dr. Love and Mr. Essner were unanimously elected to the Board by its existing members in June 2012 in order to fill vacancies in the Board. However, unlike our other Class I director, the terms of Dr. Love and Mr. Essner expire at the 2013 Annual Meeting of Stockholders in order to provide our stockholders with the opportunity to vote on their re-election to the Board as soon as reasonably possible following their election by the Board. The other Class I director, M. James Barrett, Ph.D, and the Class II directors, Sol J. Barer, Ph.D., Donald J. Hayden and James N. Topper, M.D., Ph.D., will serve until the Annual Meetings of Stockholders to be held in 2014 and 2015, respectively, and until their respective successors have been elected and qualified. Should Mr. Essner and Dr. Love be elected at the 2013 Annual Meeting, their terms, like Dr. Barrett, will expire at the 2014 Annual Meeting of Stockholders.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of John F. Crowley, Robert Essner, Ted W. Love, M.D., Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

        The Board recommends the vote "FOR" the election of each of John F. Crowley, Robert Essner, Ted W. Love, M.D., Margaret G. McGlynn, R.Ph., Michael G. Raab, and Glenn P. Sblendorio as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

 PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2013. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2012. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2012	2011
Audit Fees	$569,239	$379,209
All Other Fees	28,104	1,945

Total	$597,343	$381,154

        Fees for audit services included fees associated with the annual audit, which for 2012 included an audit of our internal controls over financial reporting, and reviews of the quarterly reports on Form 10-Q. In 2012, the audit fees also included costs of $75,000 associated with the review of the Prospectus Supplement completed in March 2012 and the reviews of our Forms S-3 that were completed in October 2012 and December 2012, respectively, and $41,000 for consultations regarding financial reporting standards. In 2011, the audit fees also included costs of $7,500 associated with the review of the Form S-8 that was completed in June 2011. All other fees in 2012 included $25,000 of assurance services related to compliance risk assessment procedures. All other fees in 2012 and 2011 also included subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

  1.
  Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

  2.
  Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  3.
  Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

  4.
  Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

        The Board recommends the vote "FOR" to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2012, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2012 with management and Ernst & Young LLP, our independent registered public accounting firm;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee further discussed Ernst & Young's independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Members of the Amicus Therapeutics, Inc.
Audit Committee

Glenn P. Sblendorio, Chair
Robert Essner
Michael G. Raab

 PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 4.

        Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. Our stock option program is the primary compensation vehicle aligning our named executive officers' compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. Our Board and the Compensation Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.

        The "Compensation Discussion and Analysis" section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2012. Highlights of our executive compensation program include the following:

  •
  The Compensation Committee's philosophy is to target our executive officers' compensation at a competitive rate, generally between the 50th and the 75th percentiles for total annual compensation, using the Pay Governance benchmark data to provide analysis and specific information with respect to the peer group discussed above;

  •
  Our executives are eligible to participate in our annual cash performance incentive plan but only receive payouts when pre-determined individual and corporate goals are met; and

  •
  Our executives are also eligible to participate in long-term incentives through stock option grants, with the potential to benefit only if shareholder value is increased as a result of increases in our stock price from the dates of such stock option grants.

        We accomplished a number of significant corporate milestones in 2012 including expanding our collaboration agreement with GSK for migalastat HCl to obtain U.S. commercial rights to any migalastat HCl products, significantly strengthening the Company's financial position through a successful $65 million public stock offering and the private sale of our Common Stock to GSK for proceeds of $18.6 million, completion of our first clinical trials investigating our pharmacologic chaperones in combination with ERT, completion of enrollment in a second Phase 3 trial of migalastat HCl designed to support global registration of migalastat HCl and completing 2012 with enough cash to fund our operations into the second half of 2014. In addition, in 2013, we continue to take measures to better align our compensation program with best practices and stockholder interests by, among other actions, eliminating from our chief executive officer's employment agreement, and from our severance and change of control agreements with our other chief officers, tax gross-ups for taxes arising under Section 409A of the Internal Revenue Code, maintaining our chief executive officer's base salary at the 2012 level without increase, and lowering our target stock option grants to our named executive officers from the 75th percentile of our peer group to the 60th percentile.

        Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."

        As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE
COMPENSATION ADVISORY VOTES

        In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

        After careful consideration, our Board believes that the executive compensation advisory vote should be held every three years, and therefore recommends that you vote for a frequency of every THREE YEARS for future executive compensation advisory votes.

        Our Board believes that a once every three years, or triennial, executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. As described in "Compensation Discussion and Analysis," our compensation program emphasizes multi-year incentive compensation, using stock options as the primary long-term incentive vehicle to align our long-term corporate goals and objectives with our executives' compensation. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. Annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

        A triennial vote will also give our Board sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns. Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact our Board at any time to provide feedback about corporate governance and executive compensation matters. We believe these currently available options provide more meaningful mechanisms for stockholders to state their views about our compensation programs and policies.

        Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution in respect of this Proposal 4:

  "RESOLVED, that the stockholders be requested to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years."

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

OTHER MATTERS

        The Board knows of no other business which will be presented to the 2013 Annual Meeting. If any other business is properly brought before the 2013 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2013. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2014 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 28, 2013 and not later than December 28, 2013; provided, however, that in the event that the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90 day prior to such 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2014 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2014 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2013 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2013 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2013 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20630304000000000000 2 061313 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “3 YEARS” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE El FOR AGAINST ABSTAIN 2. Proposal to ratify the selection of Ernst & Young LLP as the q independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2013. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vole for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ri FOR ALL NOMINEES nWITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: O John F. Crowley 0 Robert Essner O Ted W. Love, M.D. 0 Margaret G. McGlynn, R.Ph. O Michael G. Raab O Glenn P. Sblendorio 1. Election of Directors: 3. Proposal to approve, on an advisory basis, the Company’s n n executive compensation. 1 year 2 years 3 years ABSTAIN 4. Proposal to approve, on an advisory basis, the frequency n of future executive compensation advisory votes. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 13, 2013 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. ACCOUNT NUMBER COMPANY NUMBER TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417 ‘S(r) Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 2063 0 3 0 4 0 0 0 0 0 0 000000 2 061313 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “3 YEARS” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 13 FOR AGAINST ABSTAIN 2. Proposal to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Amicus Therapeutics, Inc. for fiscal year ending December 31, 2013. FOR ALL NOMINEES 0 John F. Crowley 0 Robert Essner WITHHOLD AUTHORITY O Ted W. Love, M.D. FOR ALL NOMINEES 0 Margaret G. McGlynn, R.Ph. 0 Michael G. Raab FOR ALL EXCEPT 0 Glenn P. Sblendorio (See instructions below) NOMINEES: 1 Election of Directors: 3. Proposal to approve, on an advisory basis, the Company’s executive compensation. 1 year 2 years 3 years ABSTAIN 4. Proposal to approve, on an advisory basis, the frequency n n of future executive compensation advisory votes. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and Peter M. Macaluso as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 19, 2013, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 13, 2013, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 13, 2013 and the Proxy Statement for the Annual Meeting, each dated April 26, 2013, prior to the signing of this proxy. (Continued and to be signed on the reverse side) COMMENTS: 14475

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS—DECEMBER 31, 2012
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES